EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of Invesco CurrencyShares® Swedish Krona Trust (the “Trust”) on Form 10-K for the two months ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kelli Gallegos, Principal Financial and Accounting Officer of Investment Pools of Invesco Specialized Products, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: March 8, 2019

/S/ KELLI GALLEGOS
Kelli Gallegos*
Principal Financial and Accounting Officer – Investment Pools
(Principal Financial Officer and Principal Accounting Officer)

*	The Registrant is a trust and Kelli Gallegos is signing in her capacity as the Principal Financial Officer of Invesco Specialized Products, LLC, the Sponsor of the Registrant.